Exhibit. 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Oncimmune (USA) LLC 8960 Commerce Drive, Building 6 De Soto, KS 66018, USA Tel +1 913 583 9000 Fax +1 913 583 9001

August 22, 2019

De Soto Investments, L.L.C.

8997 Commerce Drive

De Soto, KS 66018

Re:

Commercial and Industrial Lease Agreement (the “Lease”), between Fish Development, LLC and Oncimmune (USA) LLC (“Oncimmune”), dated November 29, 2007, as amended and as assigned to De Soto Investments, L.L.G (“Landlord”) over premises situated at 8960 Commerce Drive, Building 6, De Soto Kansas, 66018, USA

Dear Ladies and Gentlemen:

As you may be aware, an affiliate of Oncimmune has entered into an asset purchase agreement to sell substantially all of Oncimmune’s assets as a going concern to Biodesix, Inc. (“Biodesix”), dated June 27, 2019 (the “Sale”). Oncimmune intends to assign its rights and obligations under the Lease to Biodesix in connection with the Sale. Pursuant to the terms of Paragraph 9 the Lease, Oncimmune hereby notifies Landlord of its intention to assign the Lease to Biodesix as of and subject to the consummation of the Sale. Also pursuant to Paragraph 9 of the Lease, by its signature hereto Biodesix acknowledges and agrees that it will assume all obligations of Oncimmune as “Tenant” under the Lease.

To ensure no interruption of the continued contractual relationship under the Lease, Oncimmune requests that you countersign this letter in the space provided below to indicate (i) your receipt of this notice of the Sale and your acknowledgement that this notice complies with the requirements of the Lease, including, without limitation, those under Paragraph 9 of the Lease, and (ii) your acknowledgment and consent, to the extent required under the Lease, that the Sale and associated assignment of the Lease to Biodesix shall not constitute a violation, breach or default under any provision of the Lease or result in any rights of acceleration or payment of any kind.

Subject to the satisfaction of customary closing conditions, we expect to consummate the Sale on or about November 1, 2019.

Please return a countersigned copy of this letter by email to [***]. Your prompt response would be greatly appreciated.

[Remainder of Page Intentionally Left Blank]

[Signature Page to Notice Letter]

Very truly yours,

ONCIMMUNE (USA) LLC

/s/ Marco G. Casarin
Marco G. Casarin General Manager

ACKNOWLEDGED AND AGREED TO:

BIODESIX, INC.

By:	/s/ Robin Harper Cowie

Name:	Robin Harper Cowie

Title:	Chief Financial Officer

Date:

ACKNOWLEDGED AND AGREED TO:

DE SOTO INVESTMENTS, LLC

By:	/s/ Farrellynn A. Wolf

Name:	Farrellynn A. Wolf

Title:	CFO

Date:	9/9/19

[Signature Page to Notice Letter]